As filed with the Securities and Exchange Commission on August 14, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Seacoast Banking Corporation of Florida
(Exact name of registrant as specified in its charter)

Florida	6022	59-2260678
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Dennis S. Hudson, III
Chief Executive Officer
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Ralph F. MacDonald III, Esq. Jones Day 1420 Peachtree Street, N.E., Suite 800 Atlanta, Georgia 30309 (404) 581-3939	Stuart G. Stein, Esq. R. Daniel Keating, Esq. Hogan & Hartson LLP 555 Thirteenth Street, NW Washington, DC 20004 (202) 637-8575

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ (File No. 333-160133)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	per Share(2)	Offering Price(2)	Fee
Common Stock, par value $0.10 per share	900,000	$2.68	$2,412,000	$134.59

(1)	Includes 100,000 shares which the underwriters have the right to purchase to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering 900,000 shares of common stock, par value $0.10 per share, of Seacoast Banking Corporation of Florida (the “Registrant”). This 462(b) Registration Statement relates to the public offering of shares of common stock contemplated by the Registration Statement on Form S-1 (File No. 333-160133), which was initially filed on June 22, 2009, and which, as amended, was declared effective by the Securities and Exchange Commission (the “Commission”) on August 14, 2009. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-160133), including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

CERTIFICATION

We hereby certify to the Commission that the Registrant has previously paid to the Commission amounts sufficient to cover the filing fee set forth on the cover page of this 462(b) Registration Statement for the additional shares of common stock being registered hereby in connection with the Registration Statement on Form S-1 (File No. 333-160133).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stuart, State of Florida, on August 14, 2009.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director of Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), constitutes and appoints each of Dennis S. Hudson, III, O. Jean Strickland and William R. Hahl, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 14, 2009.

Signature	Title

/s/ Dennis S. Hudson, III Dennis S. Hudson, III	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Dale M. Hudson Dale M. Hudson	Vice-Chairman of the Board and Director

/s/ William R. Hahl William R. Hahl	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Stephen E. Bohner Stephen E. Bohner	Director

/s/ Jeffrey C. Bruner Jeffrey C. Bruner	Director

/s/ John H. Crane John H. Crane	Director

II-1

Signature	Title

/s/ T. Michael Crook T. Michael Crook	Director

/s/ H. Gilbert Culbreth, Jr. H. Gilbert Culbreth, Jr.	Director

/s/ Christopher E. Fogal Christopher E. Fogal	Director

/s/ Jeffrey S. Furst Jeffrey S. Furst	Director

A. Douglas Gilbert	Director

/s/ Dennis S. Hudson Jr. Dennis S. Hudson Jr.	Director

/s/ Thomas E. Rossin Thomas E. Rossin	Director

/s/ Thomas H. Thurlow, Jr. Thomas H. Thurlow, Jr.	Director

/s/ Edwin E. Walpole III Edwin E. Walpole III	Director

II-2

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (File No. 333-160133) are incorporated by reference into, and shall be deemed a part of, this 462(b) Registration Statement, except the following, which are filed herewith.

Exhibit
Number	Description

5.1	Opinion of Crary, Buchanan, Bowdish, Bovie, Beres, Elder & Williamson, Chartered

23.1	Consent of KPMG LLP

23.2	Consent of Crary, Buchanan, Bowdish, Bovie, Beres, Elder & Williamson, Chartered (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)